LAKELAND FIRST FINANCIAL GROUP, INC.
                                250 ROUTE 10
                        SUCCASUNNA, NEW JERSEY 07876

           PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                            ON ___________, 1995

     The undersigned stockholders of Lakeland First Financial Group, Inc. ("Lakeland") hereby constitutes and appoints ____________________________________________, and each of them, as the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to represent and to vote, as designated on the reverse hereof, all shares of common stock, par value $0.10 per share, of Lakeland First Financial Group, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of said corporation to be held at ________________________________,
Succasunna, New Jersey, on _____________, _____________, 1995, at __:00
_.m., Eastern time, and at any and all postponements or adjournments thereof. The undersigned hereby revokes any Proxy previously given and acknowledge(s) receipt of a copy of the accompanying Proxy Statement/Prospectus for the Special Meeting and Notice of Special Meeting of Stockholders.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

                                                FOR       AGAINST   ABSTAIN
                                                ---       -------   -------


          1.   To consider and  vote upon a      [ ]       [ ]       [ ]

               proposal to approve the
               Agreement and Plan of Merger,
               dated as of February 27, 1995,
               among Lakeland, Lakeland
               Savings Bank (the "Bank"),
               Valley National Bancorp
               ("Valley") and Valley National
               Bank ("VNB"), pursuant to
               which (i) Lakeland will merge
               with and into Valley, and the
               Bank will merge with and into
               VNB, (ii) each outstanding
               share of Lakeland common stock
               would be converted into and
               represent the right to receive
               1.225 shares of Valley Common
               Stock, subject to certain
               adjustments.

          2.   To transact such other           [ ]       [ ]       [ ]
               business as may properly come
               before the meeting or any
               adjournment or adjournments
               thereof.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Special Meeting, or at any adjournment or adjournments thereof, and after notification to the Secretary of the Company at the Special Meeting of the stockholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by notifying the Secretary of the Company of his or her decision to terminate this Proxy.

     The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of the Special Meeting and a Proxy Statement dated _____________, 1995.


                                       [ ]   Please check here if you plan
Dated: _______________, 1995                 to attend the Special Meeting.



_________________________________     _____________________________________
PRINT NAME OF STOCKHOLDER             PRINT NAME OF STOCKHOLDER


_________________________________     _____________________________________
SIGNATURE OF STOCKHOLDER              SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this Proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


___________________________________________________________________________

         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                 IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
___________________________________________________________________________